EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Community Shores Bank Corporation

Muskegon, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Community Shores Bank Corporation Stock Incentive Plan of 2016 (Registration No. 333-212371) of our report dated March 30, 2017, relating to the consolidated financial statements which appears in the Annual Report to Shareholders included in Exhibit 13 to this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Grand Rapids, Michigan
March 30, 2017